Exhibit 5.1
                                 FORM OF OPINION
                         OF HARTER, SECREST & EMERY, LLP


                            1600 Bausch & Lomb Place
                         Rochester, New York 14604-2711
                                 (585) 232-6500
                               Fax: (585) 232-2152


                                     [DATE]



Premier Exhibitions, Inc.
3340 Peachtree Road, NE, Suite 2250
Atlanta, Georgia  30326

Ladies and Gentlemen:

         We have acted as counsel to Premier Exhibitions, Inc., a Florida corporation (the "Company"), in connection with the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (Registration Number 333-______) (such Registration Statement, as it may be amended from time to time, is referred to herein as the "Registration Statement") with respect to the registration with the Securities and Exchange Commission (the "Commission") of the sale of 4,956,577 shares of the Common Stock of the Company, par value $.0001 per share (the "Common Stock"), by certain selling shareholders pursuant to the prospectus contained as part of the Registration Statement. Of the 4,956,577 shares being registered under the Registration Statement, a total of 1,981,441 such shares underlie certain warrants that are currently exercisable in full at $2.50 per share (the "Warrants").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including the Company's Amended Certificate of Incorporation and its Bylaws. As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon representations of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from public officials.

Our opinion set forth below is limited to the laws of the State of Florida.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, and provided that: (a) the above-referenced Registration Statement has become effective under the Securities Act and assuming that the Registration Statement remains in effect throughout the period during which the shares are being offered and sold by the selling shareholders; and (b) the applicable consideration has been paid in full to the Company to exercise the Warrants prior to the sale of any such shares underlying such Warrants, we are of the opinion that the shares of Common Stock to be offered and sold pursuant to the Registration Statement will, when sold, be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is intended solely for your benefit in connection with the transaction described above and, except as provided in the immediately preceding paragraph, may not be otherwise communicated to, reproduced, filed publicly or relied upon by, any other person or entity for any other purpose without our express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered as of the date hereof, and we disclaim any undertaking to advise you of changes in law or fact that may affect the continued correctness of our opinion as of a later date.



                                                     Very truly yours,